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Settlement Agreement
By and between
Brian Holden
and
Biomass Secure Power Inc.
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Dated August 10, 2010
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         Settlement Agreement, dated this 10th day of August 2010, by and between Brian Holden, 7833 Turtle Cove Avenue, Las Vegas Nevada 89128, (”Holden”) and Biomass Secure Power Inc., 40218 Wellsline Road. Abbotsford, BC V3G 2K7, Canada (“Biomass”), each hereinafter referred to as a “Party,”and collectively as the “Parties.”
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         Whereas, certain disputes have arisen between the Parties, and

         Whereas, the Parties now wish in good faith to make a final settlements of all disputes to date, and

         Whereas, Michelle Snook, wife of Holden currently owns One Million (1,000,000) shares of the Common Stock of Biomass (the “Snook Shares”), and

         Whereas, Holden currently owns approximately Five Million, Eight Hundred Thousand (5,800,000) shares of the Common Stock of Biomass, more or less, (the “Holden Shares”),

         Now, Therefore, for a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article I
Exchange of Securities

         Section 1.1. Holden Shares. Upon signing of this Agreement, Biomass will order Computershare Trust Company of Canada, Inc., transfer agent for Biomass, to lift any restrictions on Four Million (4,000,000) of the Holden Shares and Biomass will take any and all such action as is necessary for Holden to sell such Holden shares without restriction, and refrain from taking any action which would inhibit or interfere in any with Holden's ownership and sale of such Holden Shares. Biomass will send Holden a copy of such instructions to the transfer agent.

         When Holden receives the copy of such instruction, he shall immediately send such 4,000,000 Holden shares to the transfer agent and take all necessary steps to have any restriction lifted on such shares.

         Section 1.2. Snook and Holden Shares for Biomass. When Holden confirms with said transfer agent that all restrictions on 4,000,000 of the Holden Shares have been lifted, he will promptly cause to be conveyed and delivered to Biomass the Snook shares and another One Million, Eight Hundred Thousand (1,800,000) of the Holden Shares with executed stock powers for the Snook Shares and said 1,800,000 Holden Shares and any other necessary documentation necessary to transfer the Snook Shares and 1,800,000 Holden Shares to Biomass free and clear of any liens and encumbrances.

Article II
No Derogatory Statements

         Section 2.1. Derogatory Statements. The Parties hereby agree not to make any further derogatory statements regarding the other Party and his or its past conduct or condition. The Parties agree to withdraw, insofar as is reasonably practicable, all such previous statements.

Article III
General Release

Section 3.1. Mutual General Release. The Parties hereby release and forever discharge the "Releasees" hereunder, consisting of Holden and Biomass, and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contracts; any alleged torts or other alleged legal rights.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF RELEVANT LAW, WHICH PROVIDES GENERALLY AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE IME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

THE UNDERSIGNED, BEING AWARE OF SAID LAW, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

THE UNDERSIGNED IS HEREBY ADVISED THAT HE OR IT HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys' fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

Article IV
Amendments and Notices

         Section 4.1. Amendments in Writing. No amendment or addition to this Agreement shall be effective unless agreed to in writing by the Parties. All amendments or additions will be executed in the form of an Addendum to this Agreement constituting an integral part thereof.

         Section 4.2. Notices. All notices or requests in connection with this Agreement shall be in writing. Such notices may be sent by verified facsimile transmission followed by registered or certified mail, or by registered or certified mail.

         Section 4.3. Addresses. For all official correspondence the Parties shall use the addresses, phone and fax numbers of each other stipulated in this Agreement. The Parties must promptly inform each other about all changes in their addresses and telecommunication numbers.

Article V
Miscellaneous

         Section 5.1.  Waiver. The waiver by a Party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by a Party. All waivers must be express, in writing, and signed. All waivers will be strictly construed.

         Section 5.2. Rights and Obligations.  The rights and obligations of a Party under this Agreement shall inure to the benefit of and shall be binding upon a Party's employees, directors, officers, agents, affiliates, associates, successors and assigns.

         Section 5.3. Jurisdiction. The Parties agree that the jurisdiction of this Agreement is in the State of Florida, United States of America.

         Section 5.4. Disputes. Disputes under this Agreement shall be submitted to binding arbitration by the American Arbitration Association in Tampa, Florida in English. A Party shall be entitled to enforce any of the provisions of this Agreement by court order without posting bond.

         Section 5.5. Modifications. All waivers or modifications of this Agreement must be in writing and signed by all Parties.

         Section 5.8. Further Assurances. The Parties will execute such further documents and action necessary or appropriate to carry out the purposes of this Agreement.

         Section 5.9. Integration.  This Agreement replaces all written or oral prior agreements about the subject matter between the Parties.

         IN WITNESS WHEREOF, the Parties hereto, by their respective officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

/s/ Brian Holden
Brian Holden

Biomass Secure Power, Inc.

By     /s/ Jim Carroll
         Jim Carroll, CEO